Exhibit 10.5

FORBEARANCE AGREEMENT AND FIRST AMENDMENT

TO CREDIT AND SECURITY AGREEMENT

THIS FORBEARANCE AGREEMENT AND FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT (the “Amendment”), dated July     , 2009, is entered into by and among PHOENIX FOOTWEAR GROUP, INC., a Delaware corporation (“Phoenix Footwear”), PENOBSCOT SHOE COMPANY, a Maine corporation (“Penobscot”), H.S. TRASK & CO., a Montana corporation (“Trask”), CHAMBERS BELT COMPANY, a Delaware corporation (“Chambers”), and PHOENIX DELAWARE ACQUISITION, INC., a Delaware corporation (“Phoenix Acquisition”, and together with Phoenix Footwear, Penobscot, Trask and Chambers, each individually, a “Company,” and collectively, the “Companies”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), acting through its Wells Fargo Business Credit operating division.

RECITALS

A. Companies and Wells Fargo are parties to a Credit and Security Agreement dated as of June 10, 2008 (as amended from time to time, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

B. Companies have delivered to Wells Fargo a weekly cash budget forecast (the “Weekly Cash Budget”) attached hereto as Exhibit G.

C. As of the date hereof, the following Events of Default have occurred and are continuing under the Credit Agreement (the “Designated Events of Default”): (i) Companies failed to satisfy the minimum Net Income requirement set forth in Section 5.2(a) of the Credit Agreement for the July 1, 2008 through September 30, 2008 period, as Companies’ actual Net Income was $<2,051,000> versus the minimum requirement of $500,000; and (ii) Companies failed to satisfy the minimum Net Income requirement set forth in Section 5.2(a) of the Credit Agreement for the July 1, 2008 through December 31, 2008 period, as Companies’ actual Net Income for such period was <$5,965,000> versus the minimum requirement of $2,000,000. As a result of the Designated Events of Default, Wells Fargo is entitled to exercise Wells Fargo’s rights and remedies under the Loan Documents and otherwise.

D. Chambers and Tandy Brands, Accessories, Inc., a Delaware corporation (“Tandy”) have entered into an Amended and Restated Asset Purchase Agreement, dated              , 2009 (“APA”), which provides for the purchase by Tandy from Chambers of certain assets of Chambers as described in the APA.

Forbearance Agreement and First Amendment

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E. Additionally, Companies have requested that Wells Fargo (i) forbear from exercising any rights or remedies based on the Designated Events of Default (including, but not limited to, refusing to make Advances, accelerating any Indebtedness, foreclosing on any Collateral or filing a petition for bankruptcy) for the temporary period of time set forth in this Amendment, and (ii) amend certain provisions of the Loan Documents as set forth in this Amendment. Wells Fargo has agreed to forbear for the temporary period hereinafter specified in this Amendment and amend the Loan Documents, subject in each case to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Temporary Forbearance. Subject to the satisfaction of the terms and conditions set forth herein, until that date (the “Forbearance Termination Date”) which is the earliest to occur of (a) 5:00 p.m. Pacific time on July 31, 2009; (b) the date of the occurrence of any Event of Default (other than (i) the Designated Events of Default, or (ii) any breaches of Section 5.2 of the Credit Agreement that occur on or prior to July 31, 2009 (the “Forbearance Period Financial Covenant Defaults”)); (c) Tandy has notified Chambers that is will longer be pursuing the consummation of the Chambers Sale (referred to Section 3.1 of this Amendment); (d) the date of the occurrence of any breach of any term or provisions of this Amendment, including, but not limited to, Section 8 and Section 13 of this Amendment; or (e) the Termination Date, Wells Fargo will not exercise or enforce its rights or remedies against Companies which Wells Fargo would be entitled to exercise or enforce under the terms of the Loan Documents by reason of the occurrence of the Designated Events of Default; provided that such forbearance shall not act as a waiver of Wells Fargo’s right to enforce all claims, rights, and remedies from time to time on or after the Forbearance Termination Date. Furthermore, nothing contained herein shall be construed as requiring Wells Fargo to extend the Forbearance Termination Date. Companies acknowledge and agree that Wells Fargo has not waived, and by entering into this Amendment Wells Fargo is not waiving, the Designated Events of Default or any Forbearance Period Financial Covenant Defaults that may occur on or prior to July 31, 2009.

2. Line of Credit Prior to Forbearance Termination Date. Prior to the Forbearance Termination Date (and provided that there exists no Default or Event of Default under the Loan Documents other than the Designated Events of Default or the Forbearance Period Financial Covenant Defaults), Wells Fargo shall continue to administer the revolving line of credit described in Section 1.1 of the Credit Agreement (the “Line of Credit”) and make Advances and repayments thereunder in the same manner and in accordance with the same terms as those governing the Loan Documents applicable thereto (including, but not limited to, satisfaction of all conditions precedent in Article III of the Credit Agreement) as though the Designated Events of Default do not exist. It is expressly acknowledged and agreed by Companies that any election by Wells Fargo to continue administering the Line of Credit and making Advances as provided for hereby from the date of this Amendment and ending on the Forbearance Termination Date shall not in any manner be deemed to prejudice Wells Fargo or act as a waiver of its otherwise applicable rights and remedies, including, without limitation, to collect and enforce the full amount of the Indebtedness from and after the Forbearance Termination Date.

Forbearance Agreement and First Amendment

to Credit and Security Agreement

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3. Amendments to Credit Agreement.

3.1 Section 1.1 of the Credit Agreement. Section 1.1(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Line of Credit and Limitations on Borrowing. Wells Fargo shall make Advances to Companies under the Line of Credit that, together with the L/C Amount, shall not at any time exceed in the aggregate the lesser of (i) the Maximum Line Amount (as in effect from time to time as described below), or (ii) the Borrowing Base limitations described in Section 1.2. Within these limits, Companies may periodically borrow, prepay in whole or in part, and reborrow. Wells Fargo has no obligation to make an Advance during a Default Period or at any time Wells Fargo believes that an Advance would result in an Event of Default. As of the First Amendment Effective Date, the “Maximum Line Amount” shall initially be $9,500,000. The Maximum Line Amount shall be automatically decreased to $6,500,000 upon the receipt of funds by Companies from the sale of certain assets of Chambers to Tandy Brands, Accessories, Inc. in accordance with that certain Amended and Restated Asset Purchase Agreement, dated as of July     , 2009, between Chambers and Tandy Brands, Accessories, Inc. (the “Chambers Sale”). The date that the Chambers Sale is consummated is referred to herein as the “Chambers Closing Date.”

3.2 Section 1.2(a) of the Credit Agreement. Section 1.2(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Borrowing Base. The borrowing base (the “Borrowing Base”) is an amount equal to:

(i) 85% or such lesser percentage of Eligible Accounts as Wells Fargo in its sole discretion may deem appropriate; provided that this rate may be reduced at any time by Wells Fargo’s in its sole discretion by one percent (1%) for each percentage point by which Dilution on the date of determination is in excess of five percent (5.0%) (Companies acknowledge that the current advance rate applicable to Eligible Accounts is 81%, with such advance rate subject to adjustment from time to time as provided above); plus

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(ii) the least of (x) 85% or such lesser percentage (as Wells Fargo in its sole discretion may deem appropriate) of the Net Orderly Liquidation Value of Eligible Inventory, (y) 46% or such lesser percentage (as Wells Fargo in its sole discretion may deem appropriate) of Eligible Inventory valued at the lower of cost or fair market value in accordance with GAAP, or (z) the Inventory Sublimit; provided that (A) Advances and/or Letters of Credit supported by Wrangler branded inventory shall not exceed $2,500,000, provided that Advances and/or Letters of Credit supported by Wrangler branded inventory shall be automatically reduced to $-0- upon the initial receipt of funds by Chambers in respect of the Chambers Sale, and (B) (1) prior to the Chambers Closing Date, the maximum amount of Eligible In-Transit Inventory that may be included as Eligible Inventory for purposes of this paragraph (ii) shall not exceed $475,000 (based on the lower of cost or fair market value), and (2) from and after the Chambers Closing Date Eligible In-Transit Inventory shall be excluded from Eligible Inventory; less

(iii) the Borrowing Base Reserve (such reserve to be adjusted monthly or more frequently in Wells Fargo’s discretion, and to include, without limitation, (x) unpaid freight charges and customs duties for in-transit inventory and (y) accrued and unpaid royalty and license payments owing by Companies), less

(iv) Indebtedness that Companies owe Wells Fargo that has not been advanced on the Revolving Note, less

(v) Indebtedness that is not otherwise described in Section 1 that Wells Fargo in its sole discretion finds on the date of determination to be equal to Wells Fargo’s net credit exposure with respect to any swap, derivative, foreign exchange, hedge, deposit, treasury management or similar transaction or arrangement extended to any Company by Wells Fargo and any Indebtedness owed by Company to Wells Fargo Merchant Services, L.L.C.”

3.3 Section 1.3(a)(i)(B) of the Credit Agreement. Section 1.3(a)(i)(B) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(B) LIBOR Advances. [Intentionally Omitted].”

3.4 Section 1.4 of the Credit Agreement. Section 1.4 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“1.4 LIBOR Advances. [Intentionally Omitted].”

Forbearance Agreement and First Amendment

to Credit and Security Agreement

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3.5 Section 1.6(a) of the Credit Agreement. Section 1.6(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Interest Rates Applicable to Line of Credit. Except as otherwise provided in this Agreement, the unpaid principal amount of each Line of Credit Advance evidenced by the Revolving Note shall accrue interest at an annual interest rate calculated as follows:

Floating Rate Pricing

The “Floating Rate” for Line of Credit Advances = the Daily Three Month LIBOR rate plus five and one-half percent (5.50%), which rate shall change whenever the Daily Three Month LIBOR rate changes.”

3.6 Section 1.7 of the Credit Agreement. Section 1.7(f) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“(f) Line of Credit Termination and/or Reduction Fees. [Intentionally Omitted].”

3.7 Section 1.10(a) of the Credit Agreement. Section 1.10(a) of the Credit Agreement is hereby amended by deleting the amount “$7,500,000” and replacing it with “$1,000,000” where it appears in such section.

3.8 Section 5.1 of the Credit Agreement. The following new paragraphs (s) and (t) are hereby added to the end of Section 5.1 of the Credit Agreement:

“(s) Weekly Cash Budget Reporting. On or before Tuesday of each week, or more frequently if Wells Fargo so requires, (1) a report of the Companies’ actual sales and cash disbursements as compared to Companies’ forecasted sales and cash disbursements for same week, in the form substantially similar to the Weekly Cash Budget (as defined in the Forbearance Agreement); and (2) with respect to each of the financial tests described in Section 4 of the Forbearance Agreement, Companies shall provide Wells Fargo with a compliance certificate, prepared and signed by Companies’ chief financial officer (or such other Person satisfactory to Wells Fargo) and in form and substance acceptable to Wells Fargo, setting forth the calculations for each of such financial tests.”

“(t) Weekly Telephone Reporting. On or before Wednesday of each week, Companies shall participate in a telephone call with Wells Fargo which is scheduled at a reasonable time to discuss the status of the Chambers Sale, the weekly cash budget report delivered by Companies, and such other matters as Wells Fargo may require in its sole discretion; provided, it shall not be an Event of Default unless Wells Fargo provides Companies with an Authenticated Record that they have so failed to comply and Companies do not make themselves available to participate in a call within two (2) Business Days thereafter.”

Forbearance Agreement and First Amendment

to Credit and Security Agreement

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3.9 Exhibit A to the Credit Agreement. Exhibit A to the Credit Agreement is hereby amended as follows:

(a) The following definitions are hereby added to Exhibit A to the Credit Agreement in the appropriate alphabetical position:

“Chambers Closing Date” has the meaning set forth in Section 1.1(a) of the Credit Agreement.

“Chambers Sale” has the meaning set forth in Section 1.1(a) of the Credit Agreement.

“Daily Three Month LIBOR” means, for any day, the rate of interest equal to LIBOR then in effect for delivery for a three (3) month period. When interest is determined in relation to Daily Three Month LIBOR, each change in the interest rate shall become effective each Business Day that Wells Fargo determines that Daily Three Month LIBOR has changed.

“First Amendment Effective Date” means the date that each of the conditions precedent described in Section 7 of the Forbearance Agreement have been satisfied.

“Forbearance Agreement” means that certain Forbearance Agreement and First Amendment to Credit and Security Agreement, among the Companies and Wells Fargo, dated as of July     , 2009.

(b) The definition of “Inventory Sublimit” is hereby deleted in its entirety and replaced with the following:

“Inventory Sublimit” shall initially mean $5,000,000; provided that if the Maximum Line Amount is decreased to $6,500,000 upon the Chambers Closing Date in accordance with this Agreement, the Inventory Sublimit shall be $3,500,000.”

(c) The definitions of “LIBOR Advance” and “LIBOR Advance Rate” shall be deleted in their entirety and shall not be replaced. Any reference to such terms in the Loan Documents shall have no further force and effect and shall be read as if such sentence had not included such terms, mutatis mutandis.

3.10 Exhibit G to the Credit Agreement. Exhibit G to this Amendment is hereby added as a new Exhibit G to the Credit Agreement.

Forbearance Agreement and First Amendment

to Credit and Security Agreement

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4. Financial Covenants During the Forbearance Period. Commencing June 7, 2009, and continuing through (and including) July 31, 2009, Companies shall comply with the following financial covenants (collectively, the “Financial Tests”):

4.1 Minimum Net Sales. Companies, on a consolidated basis, shall achieve, for each period set forth below, Net Sales, determined as of the following test dates, of not less than the amount set forth for each such period:

Period and Test Date	Minimum Net Sales
June 7, 2009 through June 27, 2009	$2,174,000
June 7, 2009 through July 11, 2009	$4,051,000
June 7, 2009 through July 25, 2009	$4,592,000

4.2 Minimum Net Cash Flow. Companies shall achieve, for each period set forth below, Net Cash Flow, determined as of the following test dates, of not less than the amount set forth for each such period.

Period and Test Date	Minimum Net Cash Flow
June 7, 2009 through June 27, 2009	$	<444,000>
June 7, 2009 through July 11, 2009	$	<1,442,000>
June 7, 2009 through July 25, 2009	$	<2,434,000>

For purposes of this Section 4, (i) “Net Sales” means the Companies’ gross sales, on a consolidated basis, less applicable returns, discounts and allowances, and (ii) “Net Cash Flow” means total cash receipts received by Companies less total disbursements of the Companies, on a consolidated basis; provided, that in order to calculate the Companies’ Net Cash Flow, amounts received by Companies from the sale of Chambers’ assets referred to in Section 3.1 of this Amendment shall not be included in such calculation.

5. No Other Changes. Except as explicitly amended or waived by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

6. Forbearance Fee. Companies shall pay Wells Fargo a forbearance fee (the “Forbearance Fee”), which fee shall be deemed fully earned and non-refundable as of the date of this Amendment in the amount of $340,000, payable in accordance with the following schedule: (i) $170,000 payable on the earlier of the Chambers Closing Date or the Forbearance Termination Date; and (ii) $170,000 payable upon the Forbearance Termination Date.

7. Conditions Precedent. This Amendment shall be effective when Wells Fargo shall have received and accepted an executed original of this Amendment, together with each of the following, each in substance and form acceptable to Wells Fargo in its sole discretion:

7.1 The Mortgage, Assignment of Rents and Security Agreement (the “Mortgage”) for that certain property located at 107 Main Street, Penobscot, Maine, duly executed by Penobscot;

Forbearance Agreement and First Amendment

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7.2 A Certificate of the Secretary of each Company certifying as to (i) the resolutions of the board of directors of such Company approving the execution and delivery of this Amendment, (ii) the fact that the articles of incorporation and bylaws of such Company, which were certified and delivered to Wells Fargo pursuant to the Certificate of Authority of such Company’s secretary or assistant secretary dated [                    ], continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of such Company who have been certified to Wells Fargo, pursuant to the Certificate of Authority of such Company’s secretary or assistant secretary dated [                    ], as being authorized to sign and to act on behalf of such Company continue to be so authorized or setting forth the sample signatures of each of the officers and agents of such Company authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of such Company; and

7.3 Such other matters as Wells Fargo may require.

8. Covenants; Conditions Subsequent. During the Forbearance Period, Companies shall comply with the following covenants, unless Wells Fargo shall consent otherwise in an Authenticated Record delivered to the applicable Company.

8.1 Companies shall consummate the Chambers Sale on or before July 15, 2009;

8.2 Companies shall cause Focus Management Group or such other third party management services reasonably acceptable to Wells Fargo to provide support to Companies, including, but not necessarily limited to, (i) monitoring the Companies’ performance in relation to the Companies’ 13-week cash flow budget; (ii) assisting with the preparation of a weekly cash budget reports; (iii) participating with the Companies in the weekly telephone calls with Wells Fargo required by this Amendment; and (iv) providing cash planning support to Companies; and

8.3 On or before July 31, 2009, Companies shall pay to Wells Fargo in immediately available funds an amount sufficient to repay the Indebtedness in full.

Companies’ failure to timely comply with the items described in the foregoing Sections 8.1, 8.2 and 8.3 shall constitute an immediate Event of Default with no applicable cure period.

9. Chambers Sale. Concurrent with the First Amendment Effective Date, Wells Fargo shall execute and deliver to Chambers that certain Waiver, Consent and Partial Lien Termination in the form attached hereto as Exhibit A.

Forbearance Agreement and First Amendment

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10. Events of Default. In the event Company fails to comply with any or all of the terms, conditions, or covenants set forth in this Amendment or if any other Event of Default (other than a Designated Event of Default) shall occur, the Forbearance Period shall automatically end, and Wells Fargo may, in Wells Fargo’s sole discretion, immediately proceed to exercise any or all legal rights and remedies in any order selected by Wells Fargo, including the recordation and enforcement of the Mortgage in the State of Maine, and those other rights and remedies contained in the Loan and Security Documents, all without any further notice to Companies (except as expressly required by the Loan Documents or applicable law).

11. Representations and Warranties. Each Company hereby represents and warrants to Wells Fargo as follows:

11.1 Such Company has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments has been duly executed and delivered by such Company and constitute the legal, valid and binding obligation of such Company, enforceable in accordance with its terms.

11.2 The execution, delivery and performance by such Company of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to such Company, or the articles of incorporation or by-laws of such Company, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Company is a party or by which it or its properties may be bound or affected.

11.3 All of the representations and warranties contained in Article IV of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except (i) to the extent that such representations and warranties relate solely to an earlier date, (ii) that the Designated Events of Default have occurred; and (iii) to the extent otherwise disclosed to Wells Fargo in writing and consented to or waived by Wells Fargo.

12. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

13. Maine Property. Companies agree that they will not transfer or encumber the real property described in the Mortgage, except in favor of Wells Fargo.

14. No Other Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement (including, but not limited to, the Designated Events of Default) or a waiver of any breach, default or event of default under any Security Document or other document held by Wells Fargo, whether or not known to Wells Fargo and whether or not existing on the date of this Amendment.

Forbearance Agreement and First Amendment

to Credit and Security Agreement

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15. Release. Each Company hereby absolutely and unconditionally releases and forever discharges Wells Fargo, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys, and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Company has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of each Company in executing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified and in furtherance of this intention the Company waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MIGHT HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

The parties acknowledge that each may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.

16. Costs and Expenses. Companies hereby reaffirm their agreement under the Credit Agreement to pay or reimburse Wells Fargo on demand for all costs and expenses incurred by Wells Fargo in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, Companies specifically agree to pay all fees and disbursements of counsel to Wells Fargo for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Companies hereby agree that Wells Fargo may, at any time or from time to time in its sole discretion and without further authorization by Companies, make a loan to Companies under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the Forbearance Fee required under Section 6 of this Amendment.

17. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument. Signed counterparts delivered by facsimile or electronic mail transmission shall also be binding of the parties, regardless of whether a signed original is also delivered.

[Signatures on the next page]

Forbearance Agreement and First Amendment

to Credit and Security Agreement

(WFBC/Phoenix)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

PHOENIX FOOTWEAR GROUP, INC.

By:
Print Name:
Title:

PENOBSCOT SHOE COMPANY

By:
Print Name:
Title:

H.S. TRASK & CO.

By:
Print Name:
Title:

CHAMBERS BELT COMPANY

By:
Print Name:
Title:

PHOENIX DELAWARE ACQUISITION, INC.

By:
Print Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Print Name:	Harry L. Joe
Title:	Vice President

(Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished supplementally to the Securities and Exchange Commission upon request)

Forbearance Agreement and First Amendment

to Credit and Security Agreement

(WFBC/Phoenix)